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                                                                    EXHIBIT 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the COMSAT Corporation 1990 Key Employee Stock Plan, the COMSAT Corporation 1993 Stock Option Plan, the COMSAT Corporation 1995 Key Employee Stock Plan and the COMSAT Corporation Non-Employee Directors Stock Plan of our report dated January 21, 2000, with respect to the consolidated financial statements of Lockheed Martin Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.



                              /s/ ERNST & YOUNG LLP

Washington, D.C.
July 31, 2000